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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Amerada Hess Corporation for the registration of their Debt Securities and to the incorporation by reference therein of our report dated February 22, 1999, with respect to the consolidated financial statements of Amerada Hess Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             Ernst & Young, LLP

New York, New York
May 26, 1999